Exhibit 3.166

[STAMP]

Articles of Incorporation

(PURSUANT TO NRS 78)

STATE OF NEVADA

Secretary of State

Additional $$	FY9900005296
THE UNITED STATES CORPORATION
Amt. 40.00	Bal. 235.00
07/30/1998 BY KB

IMPORTANT: Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1.	NAME OF CORPORATION: Harrah’s Travel. Inc.

2.	RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: CSC Services of Nevada, Inc.

Street Address:	502 East John Street, Room E Carson City, Nevada			89706
	Street No.	Street Name	City	Zip

3.	SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value             Par value             Number of shares without par value: 100

4.	GOVERNING BOARD: shall be styled as (check one): ☒ Directors Trustees

The FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows:

Philip G. Satre	1023 Cherry Road, Memphis, TN 38117
Name	Address City/State/Zip

Colin V. Reed	1023 Cherry Road, Memphis, TN 38117
Name	Address City/State/Zip

5.	PURPOSE (optional see reverse side) The purpose of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized.

6.	OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached .

7.	SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles. (Signature )

Karen M. Ray
Name print		Name (print)

1023, Cherry Road, Memphis, TN 38117
Address	City/State/Zip	Address	City/State/Zip

/s/ Karen M. Ray
Signature		Signature

This instrument was acknowledged before me on		The instrument was acknowledged before me on ________________________________
July 29, 1998, by			19___, by

Karen M. Ray
Name of Person		Name of Person

as incorporator of Harrah’s Travel, Inc.		as incorporator of___________________________________________
(name of party on behalf of whom instrument was executed)		(name of party on behalf of whom instrument was executed)
/s/ Brenda M. Costa Notary Public Signature		Notary Public Signature (affix notary stamp or seal)

[STAMP]

8.	CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, CSC SERVICES OF NEVADA, INC. hereby accept appointment as Resident Agent for the above corporations.

BY:	/s/ ILLEGIBLE	7-30-98
Signature of Resident Agent		Date